UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2020

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	WW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.    Results of Operations and Financial Condition.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the text of the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 and Item 9.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On April 28, 2020, WW International, Inc. (the “Company”) issued a press release announcing its financial results for its fiscal quarter ended March 28, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to the negative impact of coronavirus (COVID-19), and the uncertainty of the magnitude and duration of such impact on the Company’s business and the economies and financial markets in which it operates, the Company is implementing a $100.0 million cost-savings initiative with respect to its cost structure (the “Cost-Savings Initiative”). As part of the Cost-Savings Initiative, on April 24, 2020, the Company’s named executive officers agreed to effect temporary reductions in their then-current respective base salaries otherwise payable, effective with the first payroll period related to service in June 2020. Mindy Grossman, the Company’s President and Chief Executive Officer, has agreed to forgo, through the last payroll period related to service in the Company’s current fiscal year, receipt of all but that portion of her base salary necessary to (i) fund, on a pre-tax basis, her contributions to continue to participate in the Company’s health benefits plan and (ii) satisfy any tax obligations related to the Company’s group term life insurance benefit and state unemployment insurance. Each of Nicholas P. Hotchkin, the Company’s Chief Financial Officer, Operating Officer, North America and President, Emerging Markets, Michael F. Colosi, the Company’s General Counsel and Secretary, and Corinne Pollier-Bousquet, the Company’s President, International has agreed to forgo receipt of 25% of his or her then-current base salary that would otherwise be payable through the last payroll period related to service in September 2020. Depending on the continued impact of COVID-19, such 25% salary reductions may be extended through the last payroll period related to service in the Company’s current fiscal year.

The salary waivers will not modify other rights determined by reference to the named executive officer’s base salary whether pursuant to Company plans or applicable agreements, including employment agreements, between such officer and the Company. Additionally, except for the amount of compensation for paid time off, the reductions are not intended to reduce any Company employee benefit provided to such officers that is determined by reference to the base salary payable, except as may be required at law.

As part of the Cost-Savings Initiative, the Company is suspending making contributions to the Company’s executive profit sharing plan, including with respect to the accounts of Ms. Grossman and Messrs. Hotchkin and Colosi, starting June 2020 through the end of the Company’s current fiscal year. The Company is also suspending making contributions to its savings plan for certain U.S. employees, including the Company’s U.S. named executive officers, during such period. Ms. Pollier, as a non-U.S. executive officer, is not eligible to participate in these plans.

On April 24, 2020, the non-employee members of the Board of Directors of the Company agreed to forgo 50% of their director compensation with respect to their service for the period starting June 1, 2020 through the end of the Company’s current fiscal year.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

Exhibit 99.1	Press Release dated April 28, 2020.

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WW INTERNATIONAL, INC.

DATED: April 28, 2020	By:	/s/ Nicholas P. Hotchkin
	Name:	Nicholas P. Hotchkin
	Title:	Chief Financial Officer, Operating Officer, North America and President, Emerging Markets

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